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Household Finance Corporation
Household Revolving Home Equity Loan
Revolving Home Equity Loan Asset Backed Certificates - Series 1995-2
P & S Agreement Date: Nov 1, 1995
Original Settlement Date: Nov 21, 1995
Cusip Number of Class A-1 Certificates: 441919AG2
Cusip Number of Class A-2 Certificates: N/A
Original Sale Balance: $637,660,000
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Sum of 1/20/2000 - 12/20/2000
2000 AGGREGATE PAYMENTS

Distribution Date	Total 2000 (1)

Class A-1 Interest Distributed	7,399,130.60
Investor Principal Distribution A-1	41,422,983.97